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                                                                   EXHIBIT 10.43

                           NORD RESOURCES CORPORATION
                             3048 N. Seven Dash Road
                             Dragoon, Arizona, 85609
                                  (520)586-2241

December 21, 2005

Dear Investor,

Nord Resources Corporation has modified certain terms with regard to its recent private placement offering.

The "Offering" terms are amended to read as follows:

OFFERING: 1,428,571 units (each a "Unit"). Each Unit consists of one common share of the Company (each a "Common Share") and one share purchase warrant (each a "Warrant"). Each Warrant entitles the holder to purchase one additional Common Share (each a "Warrant Share") at an exercise price of US$0.40 per Warrant Share, and is exercisable for three years from the closing of the Offering.

The "Closing" terms are amended to read as follows:

CLOSING OF OFFERING: The Offering is expected to close on December 21, 2005, subject to extension at the Company's option.

Enclosed for your execution is the updated subscription agreement reflecting the above revisions.

Additional Information:

The Company has recently closed a financing to replace an outstanding debt facility. Please refer to the attached news release dated October 20, 2005 for further information.

Sincerely,


--------------------------------------
John T. Perry
Senior Vice President, CFO
Corporate Secretary and Treasurer

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Thursday, October 20, 2005
News Release
Nord Resources Updates Activities

DRAGOON, Ariz., October 20, 2005 - Nord Resources Corporation (Other OTC:NRDS.PK
- News) is pleased to announce that it has recently completed a mezzanine financing in the amount of $2.85 million with a private firm. The proceeds from the mezzanine financing will replace an existing, outstanding debt facility which would have matured and become due on October 19, 2005.

ABOUT NORD RESOURCES CORPORATION:

Nord Resources is an Arizona-based natural resource company focused on the resumption of copper production at its Johnson Camp Mine. Nord Resources also holds options to acquire interests in three additional exploration stage properties in Arizona and New Mexico. The Company also owns approximately 5.1 million shares of Allied Gold Limited, an Australian company. In addition, the Company maintains an interest in the net profits of Sierra Rutile Limited, a Sierra Leone, West Africa company.

FORWARD-LOOKING STATEMENTS:

Any statements made in this press release which are not historical facts contain certain "forward-looking statements", as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

For information contact: Ronald Hirsch, Chairman & CEO (949) 715-6745

SOURCE: Nord Resources Corporation
Website: www.nordresources.com